Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 48 to the Registration Statement on Form N-1A of Fidelity Advisor Series II: Fidelity Advisor Intermediate Municipal Income Fund, of our report dated December 10, 1999 on the financial statements and financial highlights included in the October 31, 1999 Annual Report to Shareholders of Fidelity Advisor Intermediate Municipal Income Fund.

We further consent to the reference to our Firm under the heading
"Auditor" in Part B of this Amendment.

 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP

Boston, Massachusetts
December 21, 1999